UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2014 (April 3, 2014)

SINO GAS INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Utah	000-51364	90-0438712

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.18 Zhong Guan Cun Dong St.

Haidian District

Beijing 100083, People’s Republic of China

(Address of Principal Executive Offices)

86-10-82600527

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2014 (Hong Kong time), Sino Gas International Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Prosperity Gas Holdings Limited, a Cayman Islands exempted company (“Parent”) and Merger Sub Gas Holdings Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub,” together with the Company and Parent, the “Parties” and any one of them a “Party”).

The Merger Agreement

Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company with the Company surviving the merger and becoming a wholly-owned subsidiary of Parent (the “Merger”). In connection with and at the effective time of the Merger, each share of the Company’s common stock that is outstanding immediately prior to the effective time of the Merger will be cancelled in consideration for the right to receive $1.30 in cash without interest (the “Merger Consideration”), except for (a) shares to be rolled over by Mr. Liu in connection with the Merger, which shares will be cancelled for no consideration at the effective time of the Merger, and (b) shares of the Company’s common stock owned by shareholders who have exercised and not effectively withdrawn or lost the right of dissent in accordance with applicable Utah law, which shares will be cancelled at the effective time of the Merger and will entitle the former holders thereof to receive the appraised value thereon in accordance with applicable Utah law.

Following the effective time of the Merger, Parent will be beneficially owned by Mr. Liu, an affiliate or affiliates of Morgan Stanley Private Equity Asia, and Zhongyu Gas Holdings Limited. Currently, Mr. Liu beneficially owns approximately 11.3% of the outstanding shares of the Company’s common stock.

The Merger Agreement contains representations and warranties of the Company, on the one hand, and of Parent and Merger Sub, on the other. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Parties and may be subject to important qualifications and limitations agreed to by the Parties in connection with the negotiated terms. Moreover, some of those representations and warranties (a) may not be accurate or complete as of any specified date, (b) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or (c) may have been used for purposes of allocating risk among the Parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Parties have also agreed to certain covenants, including covenants requiring the Company to conduct its business in the ordinary course of business consistent with past practice in all material respects and use commercially reasonable efforts to preserve substantially intact its business organization and relationships with governmental authorities, customers, suppliers and other persons with which it has material business relations and keep available the services of its current officers and key employees through the effective time of the merger, except as expressly provided in the Merger Agreement.

Consummation of the merger is subject to the satisfaction or waiver of customary closing conditions, including, but not limited to: (a) adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the issued and outstanding common shares of the Company; (b) the absence of any order, injunction or decree preventing or making illegal the consummation of the merger; (c) the truth and correctness of each Party’s representations and warranties at closing (subject to materiality qualifiers); (d) the compliance of each party with its covenants in all material respects, and (e) the absence of any material adverse effect on the Company.

The Merger Agreement may be terminated at any time prior to the effective time of the merger by the Company and/or Parent (whether before or after the receipt of stockholder approvals) under the circumstances and in the manner prescribed in the Merger Agreement. Upon termination, the Merger Agreement shall forthwith become void and none of the Company, Parent, any of their respective subsidiaries or any of their respective representatives shall have any liability under the Merger Agreement, except that certain provisions such as confidentiality and payment of termination fees following termination shall survive any termination of the Merger Agreement.

In specified circumstances, if the Merger Agreement has been terminated, the Company shall pay Parent a termination fee in the amount of US$2,656,402,or receive from Parent a termination fee in the amount of US$1,992,302.

Parent intends to finance the Merger through a combination of (i) an equity commitment of approximately US$28.96 million by MSPEA Gas Holdings Limited, an affiliate of Morgan Stanley Private Equity Asia, (ii) an equity commitment of US$37.45 million by Zhongyu Gas Holdings Limited, a company listed on the Hong Kong Stock Exchange and a leading gas service operator in China, and (iii) rollover equity contributed by Mr. Liu through his investment vehicle.

The Company’s board of directors, acting upon the unanimous recommendation of a special committee comprised solely of directors of the Company who are independent and unaffiliated with any of Parent, Merger Sub, Mr. Liu, Morgan Stanley Private Equity Asia or its affiliates, Zhongyu Gas Holdings Limited or any of the management members of the Company (the “Special Committee”), approved the Merger Agreement and the Merger and resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement and the Merger. The Special Committee exclusively negotiated the terms of the Merger Agreement with the assistance of its financial and legal advisors.

On April 3, 2013 (Hong Kong time), the Company issued a press release regarding the matters set forth above. A copy of the press release is filed herewith as Exhibit 99.1to this current report on Form 8-K and is incorporated herein by reference.

The Merger Agreement is hereby filed as Exhibit 9.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the document is subject to, and qualified in its entirety by, such document attached hereto, which is incorporated herein by reference.

Concurrently with the execution of the Merger Agreement, Mr. Yuchuan Liu, Zhongyu Gas Holdings Limited, and Morgan Stanley Private Equity Asia IV Holdings Limited, entered into a Limited Guarantee (the “Limited Guarantee”) in favor of the Company, guaranteeing certain payment obligations of Parent pursuant to the Merger Agreement.

The Limited Guarantee is hereby filed as Exhibit 9.2 of this Current Report on Form 8-K. The foregoing summary of the terms of the document is subject to, and qualified in its entirety by, such document attached hereto, which incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

9.1           AGREEMENT AND PLAN OF MERGER among Prosperity Gas Holdings Limited, Merger Sub Gas Holdings Inc. and Sino Gas International Holdings, Inc. dated April 3, 2014.

9.2           LIMITED GUARANTEE among Mr. Yuchuan Liu, Zhongyu Gas Holdings Limited, Morgan Stanley Private Equity Asia IV Holdings Limited and Sino Gas International Holdings Inc., dated April 3, 2014.

99.1         PRESS RELEASE dated April 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: April 3, 2014	By:	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer